Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On May 15, 2016, we completed the separation of our specialty chemicals business, Ingevity Corporation, to our stockholders (the “Separation”). Our stockholders of record as of the close of business on May 4, 2016, the record date, received one share of Ingevity common stock for every six shares of WestRock common stock held as of the record date. Ingevity is now an independent public company trading under the symbol “NGVT” on the New York Stock Exchange. Following the Separation, we do not beneficially own any shares of Ingevity common stock and will no longer consolidate Ingevity within our financial results.

Basis of Presentation

We acquired the specialty chemicals business in connection with the July 1, 2015 combination of Rock-Tenn Company and MeadWestvaco Corporation. Therefore, our historical financial statements include the specialty chemicals business beginning in fiscal 2015. The unaudited pro forma condensed consolidated statements of income for the six months ended March 31, 2016 and for the fiscal year ended September 30, 2015 each reflect our results as if the Separation had occurred on July 1, 2015. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 gives effect to the Separation as if it occurred on that date.

The unaudited pro forma condensed consolidated financial statements are based on available information and subject to the assumptions and adjustments described in the accompanying notes. Our management believes that these assumptions and adjustments are reasonable given the information available at this time, reflect the impacts of events directly attributable to the Separation that are factually supportable, and for purposes of the condensed consolidated statements of income, are expected to have a continuing impact; however, actual amounts could differ. The unaudited pro forma condensed consolidated financial statements are not intended to be a complete presentation of our financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and information purposes only, are not necessarily indicative of our future results of operations or financial condition had the Separation been completed on the dates assumed, and do not reflect any cost savings that management believes could have been achieved had the Separation been completed on the dates indicated.

The unaudited pro forma condensed consolidated financial statements have been derived from our historical consolidated financial statements and are being presented to give effect to the Separation. The unaudited pro forma condensed consolidated financial statements are based upon, and should be read in conjunction with, our historical consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.

The unaudited pro forma condensed consolidated financial statements give effect to (a) the removal of certain assets, liabilities, equity and results of operations that comprise Ingevity’s business, (b) a cash distribution of $455.5 million from Ingevity to us equal to the estimated amount of Ingevity’s available cash on the distribution date in excess of the minimum amount to be retained by Ingevity, (c) the execution of the Separation-related agreements, including the agreements attached as exhibits 10.1 to 10.5 to the related Form 8-K, and (d) certain proportionate adjustments to the number and exercise prices of stock-based awards to maintain the aggregate intrinsic value of these awards at the date of the Separation, pursuant to the terms of the awards and the Separation.

1

WestRock Company

Pro Forma Condensed Consolidated Statement of Income

For the six months ended March 31, 2016

Unaudited, in millions, except per share amounts

		Discontinued			Pro Forma
		Operation -	Pro Forma		Continuing
	Historical	Ingevity (a)	Adjustments		Operations

Net sales	$7,377.3	$413.7	$-		$6,963.6

Cost of goods sold	5,955.3	303.6	(1.3)	(b)	5,650.4

Gross profit	1,422.0	110.1	1.3		1,313.2
Selling, general and administrative, excluding intangible amortization	731.7	53.8	-		677.9
Selling, general and administrative intangible amortization	129.0	23.0	-		106.0
Restructuring and other costs, net	302.3	28.5	-		273.8
Impairment of Specialty Chemicals goodwill	478.3	478.3	-		-

Operating profit (loss)	(219.3)	(473.5)	1.3		255.5
Interest expense	(128.1)	1.1	2.0	(c)	(127.2)
Interest income and other income (expense), net	21.1	(4.5)	-		25.6
Equity in income of unconsolidated entities	1.0	-	-		1.0

Income (loss) before income taxes	(325.3)	(476.9)	3.3		154.9

Income tax expense	(66.6)	(5.8)	(1.1)	(d)	(61.9)

Consolidated net income (loss)	(391.9)	(482.7)	2.2		93.0

Less: Net income attributable to noncontrolling interests	(4.7)	(3.3)	-		(1.4)

Net income (loss) attributable to common stockholders	$(396.6)	$(486.0)	$2.2		$91.6

Basic earnings (loss) per share attributable to common stockholders	$(1.55)				$0.36
Diluted earnings (loss) per share attributable to common stockholders	$(1.55)				$0.35

Weighted average number of common shares outstanding:
Basic	255.8				255.8
Diluted	255.8				260.3

2

WestRock Company

Pro Forma Condensed Consolidated Statement of Income

For the fiscal year ended September 30, 2015

Unaudited, in millions, except per share amounts

		Discontinued			Pro Forma
	WestRock	Operation -	Pro Forma		Continuing
	Historical	Ingevity (a)	Adjustments		Operations

Net sales	$11,381.3	$256.5	$-		$11,124.8

Cost of goods sold	9,170.5	184.0	(0.6)	(b)	8,985.9

Gross profit	2,210.8	72.5	0.6		2,138.9
Selling, general and administrative, excluding intangible amortization	1,042.0	27.4	-		1,014.6
Selling, general and administrative intangible amortization	130.4	11.5	-		118.9
Pension lump sum settlement and retiree medical curtailment, net	11.5	-	-		11.5
Restructuring and other costs, net	147.4	6.4	-		141.0

Operating profit	879.5	27.2	0.6		852.9
Interest expense	(132.7)	(0.1)	1.1	(c)	(131.5)
Loss on extinguishment of debt	(2.6)	-	-		(2.6)
Interest income and other income (expense), net	11.0	(0.1)	-		11.1
Equity in income of unconsolidated entities	7.1	-	-		7.1

Income before income taxes	762.3	27.0	1.7		737.0

Income tax expense	(250.5)	(10.3)	(0.6)	(d)	(240.8)

Consolidated net income	511.8	16.7	1.1		496.2

Less: Net income attributable to noncontrolling interests	(4.7)	(0.5)	-		(4.2)

Net income attributable to common stockholders	$507.1	$16.2	$1.1		$492.0

Basic earnings per share attributable to common stockholders	$2.97				$2.88
Diluted earnings per share attributable to common stockholders	$2.93				$2.83

Weighted average number of common shares outstanding:
Basic	170.6				170.7
Diluted	173.3				173.7

3

WestRock Company

Condensed Consolidated Balance Sheet

As of March 31, 2016

Unaudited, in millions (except share data)

		Discontinued			Pro Forma
		Operation -	Pro Forma		Continuing
	Historical	Ingevity (a)	Adjustments		Operations

Assets
Current assets:
Cash and cash equivalents	$367.6	$22.4	$74.2	(c)	$419.4
Restricted cash	7.3	-	-		7.3
Accounts receivable, net of allowances	1,662.8	98.0	-		1,564.8
Inventories	2,058.9	223.6	-		1,835.3
Other current assets	352.6	25.5	25.7	(c)(e)	352.8

Total current assets	4,449.2	369.5	99.9		4,179.6

Property, plant and equipment, net	9,787.3	463.7	-		9,323.6
Goodwill	5,210.4	601.7	-		4,608.7
Intangibles, net	3,449.2	734.2	-		2,715.0
Restricted assets held by special purpose entities	1,297.0	-	-		1,297.0
Prepaid pension asset	543.0	5.0	-		538.0
Other assets	532.3	13.5	89.6	(f)	608.4

Total assets	$25,268.4	$2,187.6	$189.5		$23,270.3

Liabilities and Equity
Current liabilities:
Current portion of debt	$518.9	$9.0	$(170.3)	(c)	$339.6
Accounts payable	1,243.4	70.5	-		1,172.9
Accrued compensation and benefits	350.1	13.1	-		337.0
Other current liabilities	444.7	13.1	-		431.6
Intercompany payable to WestRock	-	23.1	23.1	(e)	-

Total current liabilities	2,557.1	128.8	(147.2)		2,281.1

Long-term debt due after one year	5,858.3	0.1	(199.0)	(c)	5,659.2
Pension liabilities, net of current portion	293.8	3.7	-		290.1
Postretirement medical liabilities, net of current portion	144.3	1.9	-		142.4
Non-recourse liabilities held by special purpose entities	1,174.5	-	-		1,174.5
Deferred income taxes	3,513.8	365.2	-		3,148.6
Other long-term liabilities	637.4	11.7	-		625.7
Redeemable noncontrolling interests	14.4	-	-		14.4

Total stockholders' equity	10,935.4	1,650.3	535.7	(c)(f)(g)	9,820.8
Noncontrolling interests	139.4	25.9	-		113.5
Total Equity	11,074.8	1,676.2	535.7		9,934.3

Total liabilities and equity	$25,268.4	$2,187.6	$189.5		$23,270.3

4

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Reflects (i) the operations, assets, liabilities and equity of Ingevity as of March 31, 2016, (ii) the removal of all non-recurring separation costs incurred and included in our historical results of operations for the six months ended March 31, 2016 and for the fiscal year ended September 30, 2015 and (iii) amounts allocated for general corporate overhead expenses, which approximate those presented in the transition services agreement but are not necessarily indicative of future corporate expenses. As a result of the Separation, we will switch from the held for use model to the held for sale model and may incur asset impairments associated with the Separation.

(b)	Reflects the impact of the crude tall oil and black liquor soap skimmings agreement in the pro forma condensed consolidated financial statements for the six months ended March 31, 2016 and for the fiscal year ended September 30, 2015.

(c)	In connection with the Separation, Ingevity funded a cash distribution of $455.5 million, equal to the estimated amount of Ingevity’s available cash on the distribution date in excess of the minimum amount to be retained by Ingevity, and we have recorded a receivable for an additional $2.6 million. We have reflected $369.3 million of this distribution as the repayment of short-term and long-term debt, included the remaining $86.2 million in cash and cash equivalents, and subtracted an estimated $12.0 million of unpaid transaction costs from cash and cash equivalents. As a result of the pro forma adjustments to debt, we have reduced interest expense in the pro forma condensed consolidated statements of income by $2.0 million and $1.1 million for the six months ended March 31, 2016 and for the fiscal year ended September 30, 2015, respectively.

(d)	The provision for income taxes related to the Ingevity operations and the pro forma adjustments for the six months ended March 31, 2016 and the fiscal year ended September 30, 2015 have been estimated based on our historic blended statutory tax rate for the same periods for the respective operations and adjustments. The actual blended statutory rate could be different (either higher or lower) depending on activities subsequent to the distribution. The tax rate for the six months ended March 31, 2016 includes no tax benefit for the goodwill impairment.

(e)	The $23.1 million adjustment reflects intercompany accounts receivable from Ingevity that was eliminated prior to the Separation, but is considered third party accounts receivable subsequent to the Separation.

(f)	The $89.6 million adjustment represents a receivable related to a capital lease obligation, included in debt, which is to be satisfied by Ingevity. Pursuant to a trust agreement between Ingevity, The Bank of New York Mellon Trust Company, N.A. and us, dated as of May 6, 2016, Ingevity deposited approximately $69 million as security for this capital lease obligation.

(g)	As of the distribution date, we distributed the net assets of our net investment in Ingevity through the distribution of shares of Ingevity stock. We made a distribution to our stockholders of record on the record date of one share of Ingevity common stock for every six shares of WestRock common stock outstanding on the record date.

5